Exhibit 99

Jefferies Reports Fiscal Second Quarter 2016 Financial Results

NEW YORK--(BUSINESS WIRE)--June 21, 2016--Jefferies Group LLC today announced financial results for its fiscal second quarter 2016.

Highlights for the three months ended May 31, 2016:

  Total Sales and Trading Net Revenues of $462 million
  Investment Banking Net Revenues of $253 million
  Total Net Revenues of $719 million
  Earnings Before Income Taxes of $103 million
  Net Earnings of $54 million (tax rate 47.4%)

Rich Handler, Chairman and Chief Executive Officer, and Brian Friedman, Chairman of the Executive Committee, commented: “We are pleased to report quarterly results at a more normal level, reflecting better equity and fixed income secondary trading conditions, although new issue capital markets activity remained somewhat muted. Our equity net revenues were $224 million, compared to $228 million for the second quarter of last year. The two listed equity block positions, including KCG, that were marked down during the first quarter by $82 million, were marked back up during the second quarter by a total of $60 million. Fixed Income net revenues were $238 million for the quarter, with virtually all our fixed income business lines across all regions delivering improved performance. We are particularly pleased with these results as the trading environment was merely stable versus robust, and our performance shows the continued opportunity and potential of our business after a significant bottoms up rightsizing and strengthening, and an overall reduction in risk. Investment banking net revenues for the second quarter were $253 million, reflecting solid advisory revenue, but continued slow activity both in the new issue equity capital markets and in leveraged finance. Our third quarter investment banking backlog is showing encouraging improvement.

We believe our industry is experiencing yet another fundamental and strategic inflection point. We expect this will lead to further consolidation of market share and we are all working hard to ensure that Jefferies is a major beneficiary. To this end, we are particularly focused on continuing to expand our investment banking footprint in the U.S. and Europe, and are meeting and hiring talented individuals who we believe will enhance our ability to serve our clients.”

The attached financial tables should be read in conjunction with our Quarterly Report on Form 10-Q for the quarter ended February 29, 2016 and our Annual Report on Form 10-K for the year ended November 30, 2015. Amounts herein pertaining to May 31, 2016 represent a preliminary estimate as of the date of this earnings release and may be revised in our Quarterly Report on Form 10-Q for the quarterly period ended May 31, 2016.

This release contains "forward-looking statements" within the meaning of the safe harbor provisions of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements include statements about our future results and performance, including our future market share and expected financial results. It is possible that the actual results may differ materially from the anticipated results indicated in these forward-looking statements. Please refer to our most recent Annual Report on Form 10-K for a discussion of important factors that could cause actual results to differ materially from those projected in these forward-looking statements.

Jefferies, the world's only independent full-service global investment banking firm focused on serving clients for over 50 years, is a leader in providing insight, expertise and execution to investors, companies and governments. Our firm provides a full range of investment banking, sales, trading, research and strategy across the spectrum of equities, fixed income and foreign exchange, as well as wealth management, in the Americas, Europe and Asia. Jefferies Group LLC is a wholly-owned subsidiary of Leucadia National Corporation (NYSE:LUK), a diversified holding company.

JEFFERIES GROUP LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Amounts in Thousands)
(Unaudited)

	Quarter Ended
	May 31, 2016	February 29, 2016	May 31, 2015

Revenues:
Commissions and other fees	$146,157	$155,824	$173,508
Principal transactions	318,180	(103,373)	155,962
Investment banking	253,046	230,930	404,262
Asset management fees and investment
income from managed funds	4,336	9,530	5,650
Interest income	220,175	221,945	240,552
Other revenues	(4,977)	(21,751)	28,576
Total revenues	936,917	493,105	1,008,510
Interest expense	217,509	194,118	216,956
Net revenues	719,408	298,987	791,554

Non-interest expenses:
Compensation and benefits	415,316	349,743	480,770

Non-compensation expenses:
Floor brokerage and clearing fees	43,591	40,479	58,713
Technology and communications	66,499	64,989	72,361
Occupancy and equipment rental	24,926	24,585	24,420
Business development	22,587	24,854	26,401
Professional services	29,526	23,512	27,419
Other	14,366	20,701	16,758
Total non-compensation expenses	201,495	199,120	226,072
Total non-interest expenses	616,811	548,863	706,842
Earnings (loss) before income taxes	102,597	(249,876)	84,712
Income tax expense (benefit)	48,655	(83,107)	24,530
Net earnings (loss)	53,942	(166,769)	60,182
Net earnings attributable to noncontrolling interests	44	44	349
Net earnings (loss) attributable to Jefferies Group LLC	$53,898	$(166,813)	$59,833

Pretax operating margin	14.3%	(83.6)%	10.7%
Effective tax rate	47.4%	33.3%	29.0%

JEFFERIES GROUP LLC AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF EARNINGS
(Amounts in Thousands)
(Unaudited)

	Six Months Ended
	May 31, 2016	May 31, 2015

Revenues:
Commissions and other fees	$301,981	$340,430
Principal transactions	214,807	261,439
Investment banking	483,976	676,257
Asset management fees and investment
income (loss) from managed funds	13,866	(4,187)
Interest income	442,120	469,422
Other revenues	(26,728)	48,481
Total revenues	1,430,022	1,791,842
Interest expense	411,627	408,616
Net revenues	1,018,395	1,383,226

Non-interest expenses:
Compensation and benefits	765,059	845,985

Non-compensation expenses:
Floor brokerage and clearing fees	84,070	113,793
Technology and communications	131,488	144,748
Occupancy and equipment rental	49,511	48,604
Business development	47,441	48,338
Professional services	53,038	51,675
Other	35,067	32,487
Total non-compensation expenses	400,615	439,645
Total non-interest expenses	1,165,674	1,285,630
Earnings (loss) before income taxes	(147,279)	97,596
Income tax expense (benefit)	(34,452)	24,861
Net earnings (loss)	(112,827)	72,735
Net earnings attributable to noncontrolling interests	88	1,220
Net earnings (loss) attributable to Jefferies Group LLC	$(112,915)	$71,515

Pretax operating margin	(14.5)%	7.1%
Effective tax rate	23.4%	25.5%

JEFFERIES GROUP LLC AND SUBSIDIARIES
SELECTED STATISTICAL INFORMATION
(Amounts in Thousands, Except Other Data)
(Unaudited)

	Quarter Ended
	May 31, 2016	February 29, 2016	May 31, 2015
Revenues by Source
Equities	$223,540	$1,745	$228,198
Fixed income (1)	238,486	56,782	153,444
Total sales and trading	462,026	58,527	381,642

Equity	60,905	43,999	108,805
Debt	46,124	57,273	154,670
Capital markets	107,029	101,272	263,475
Advisory	146,017	129,658	140,787
Total investment banking	253,046	230,930	404,262

Asset management fees and investment income (losses)
from managed funds:
Asset management fees	6,964	11,205	4,903
Investment income (losses) from managed funds	(2,628)	(1,675)	747
Total	4,336	9,530	5,650
Net revenues	$719,408	$298,987	$791,554

Other Data
Number of trading days	64	61	63
Number of trading loss days	2	17	10
Number of trading loss days excluding KCG	1	12	5

Average firmwide VaR (in millions) (2)	$8.25	$8.37	$12.80
Average firmwide VaR excluding KCG (in millions) (2)	$6.04	$6.69	$9.86

(1)	The results in the quarter ended May 31, 2015 include $35.7 million of net revenues globally from the Bache business. At May 31, 2016, we have transferred all of our client accounts to Société Générale S.A. and other brokers and completed the exit of the Bache business.
(2)	VaR estimates the potential loss in value of our trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value-at-Risk" in Part II, Item 7 "Management's Discussion and Analysis" in our Annual Report on Form 10-K for the year ended November 30, 2015.

JEFFERIES GROUP LLC AND SUBSIDIARIES
SELECTED STATISTICAL INFORMATION
(Amounts in Thousands, Except Other Data)
(Unaudited)

	Six Months Ended
	May 31, 2016	May 31, 2015
Revenues by Source
Equities	$225,285	$431,677
Fixed income (1)	295,268	279,479
Total sales and trading	520,553	711,156

Equity	104,904	187,876
Debt	103,397	215,546
Capital markets	208,301	403,422
Advisory	275,675	272,835
Total investment banking	483,976	676,257

Asset management fees and investment losses from managed funds:
Asset management fees	18,169	18,888
Investment losses from managed funds	(4,303)	(23,075)
Total	13,866	(4,187)
Net revenues	$1,018,395	$1,383,226

Other Data
Number of trading days	125	124
Number of trading loss days	19	21
Number of trading loss days excluding KCG	13	14

Average firmwide VaR (in millions) (2)	$8.31	$13.03
Average firmwide VaR excluding KCG (in millions) (2)	$6.36	$9.58

(1)	The results in the six months ended May 31, 2015 include $84.9 million of net revenues globally from the Bache business. At May 31, 2016, we have transferred all of our client accounts to Société Générale S.A. and other brokers and completed the exit of the Bache business.
(2)	VaR estimates the potential loss in value of our trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value-at-Risk" in Part II, Item 7 "Management's Discussion and Analysis" in our Annual Report on Form 10-K for the year ended November 30, 2015.

JEFFERIES GROUP LLC AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS
(Amounts in Millions, Except Where Noted)
(Unaudited)

	Quarter Ended
	May 31, 2016	February 29, 2016	May 31, 2015

Financial position:
Total assets (1)	$37,120	$35,193	$44,140
Average total assets for the period (1)	$43,549	$44,669	$51,013
Average total assets less goodwill and intangible assets for the period (1)	$41,678	$42,796	$49,118

Cash and cash equivalents (1)	$2,839	$2,600	$3,289
Cash and cash equivalents and other sources of liquidity (1) (2)	$4,603	$4,290	$4,951
Cash and cash equivalents and other sources of liquidity - % total assets (1) (2)	12.4%	12.2%	11.2%
Cash and cash equivalents and other sources of liquidity - % total assets less
goodwill and intangible assets (1) (2)	13.1%	12.9%	11.7%

Financial instruments owned (1)	$15,119	$13,630	$18,843
Goodwill and intangible assets (1)	$1,871	$1,869	$1,895

Total equity (including noncontrolling interests)	$5,344	$5,262	$5,520
Total member's equity	$5,339	$5,261	$5,480
Tangible member's equity (3)	$3,468	$3,392	$3,584

Level 3 financial instruments:
Level 3 financial instruments owned (1) (4)	$436	$489	$540
Level 3 financial instruments owned - % total assets (1)	1.2%	1.4%	1.2%
Level 3 financial instruments owned - % total financial instruments (1)	2.9%	3.6%	2.9%
Level 3 financial instruments owned - % tangible member's equity (1)	12.6%	14.4%	15.1%

Other data and financial ratios:
Total capital (1) (5)	$10,729	$10,588	$10,858
Leverage ratio (1) (6)	6.9	6.7	8.0
Adjusted leverage ratio (1) (7)	9.0	8.5	10.3
Tangible gross leverage ratio (1) (8)	10.2	9.8	11.8

Number of trading days	64	61	63
Number of trading loss days	2	17	10
Number of trading loss days excluding KCG	1	12	5
Average firmwide VaR (9)	$8.25	$8.37	$12.80
Average firmwide VaR excluding KCG (9)	$6.04	$6.69	$9.86

Number of employees, at period end	3,279	3,439	3,830

JEFFERIES GROUP LLC AND SUBSIDIARIES
FINANCIAL HIGHLIGHTS - FOOTNOTES

(1)	Amounts pertaining to May 31, 2016 represent a preliminary estimate as of the date of this earnings release and may be revised in our Quarterly Report on Form 10-Q for the quarterly period ended May 31, 2016.

(2)	At May 31, 2016, other sources of liquidity include high quality sovereign government securities and reverse repurchase agreements collateralized by U.S. government securities and other high quality sovereign government securities of $1,096 million, in aggregate, and $669 million, being the total of the estimated amount of additional secured financing that could be reasonably expected to be obtained from our financial instruments that are currently not pledged at reasonable financing haircuts. At May 31, 2015 amounts also included additional funds that were available under the committed senior secured revolving credit facility available for the working capital needs of Jefferies Bache. The corresponding amounts included in other sources of liquidity at February 29, 2016 were $1,061 million and $630 million, respectively, and at May 31, 2015, were $1,136 million and $527 million, respectively.

(3)

Tangible member's equity (a non-GAAP financial measure) represents total member's equity less goodwill and identifiable intangible assets. We believe that tangible members' equity is meaningful for valuation purposes, as financial companies are often measured as a multiple of tangible member's equity, making these ratios meaningful for investors.

(4)	Level 3 financial instruments represent those financial instruments classified as such under Accounting Standards Codification 820, accounted for at fair value and included within Financial instruments owned.

(5)	At May 31, 2016, February 29, 2016 and May 31, 2015, total capital includes our long-term debt of $5,385 million, $5,326 million and $5,339 million, respectively, and total equity. Long-term debt included in total capital is reduced by amounts outstanding under the revolving credit facility, amounts that are non-recourse to Jefferies Group LLC and the amount of debt maturing in less than one year, where applicable.

(6)	Leverage ratio equals total assets divided by total equity.

(7)	Adjusted leverage ratio (a non-GAAP financial measure) equals adjusted assets divided by tangible total equity, being total equity less goodwill and identifiable intangible assets. Adjusted assets (a non-GAAP financial measure) equals total assets less securities borrowed, securities purchased under agreements to resell, cash and securities segregated, goodwill and identifiable intangibles plus financial instruments sold, not yet purchased (net of derivative liabilities). At May 31, 2016, February 29, 2016 and May 31, 2015, adjusted assets were $31,173 million, $28,920 million and $37,171 million, respectively. We believe that adjusted assets is a meaningful measure as it excludes certain assets that are considered of lower risk as they are generally self-financed by customer liabilities through our securities lending activities.

(8)	Tangible gross leverage ratio (a non-GAAP financial measure) equals total assets less goodwill and identifiable intangible assets divided by tangible member's equity. The tangible gross leverage ratio is used by rating agencies in assessing our leverage ratio.

(9)	VaR estimates the potential loss in value of our trading positions due to adverse market movements over a one-day time horizon with a 95% confidence level. For a further discussion of the calculation of VaR, see "Value-at-Risk" in Part II, Item 7 "Management's Discussion and Analysis" in our Annual Report on Form 10-K for the year ended November 30, 2015.

CONTACT:
Jefferies Group LLC
Peregrine C. Broadbent, 212-284-2338
Chief Financial Officer